UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing

On July 15, 2009 TorreyPines Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market notifying the Company that it did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5450(b)(1)(A), prior to the expiration of the extension granted by the Staff on July 14, 2009. TorreyPines initially received notification from the Staff of its noncompliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on March 31, 2009.

The Company plans to request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff determination to delist the Company’s common stock. The request for a hearing will stay the Staff determination to delist the Company’s common stock until the Panel renders a determination following the hearing. The hearing is expected to be scheduled within 30 to 45 days of the Company’s request, which the Company submitted on July 21, 2009.

There can be no assurances that the Listing Qualifications Panel will grant the Company’s request for continued listing on The Nasdaq Global Market, in which case the Company’s common stock could be delisted from The Nasdaq Stock Market.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1	Press release dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: July 22, 2009

	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated July 20, 2009